EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS SECOND QUARTER 2016 AND FIRST HALF 2016 RESULTS

•	Direct-to-consumer comparable sales growth of 4% for the second quarter
•	Net sales increased $39 million, or 14% for the second quarter on a reported basis; net sales increased $47 million, or 17%, excluding wind-down operations in 2015
•	Second quarter net income of $27 million; adjusted EBITDA of $54 million, or 17% of net sales, an increase of 30% excluding wind-down operations in the second quarter last year
•

Diluted earnings per share from continuing operations of $0.19 for the quarter on a reported basis; diluted earnings per share of $0.11 for the quarter using a normalized tax rate, an increase of 38% compared to adjusted diluted earnings per share last year

•	Updates full year 2016 guidance

NEW YORK – AUGUST 3, 2016 – Kate Spade & Company (NYSE:KATE) today announced results for the second quarter ended July 2, 2016.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Several factors contributed to our second quarter results falling short of our expectations, the most impactful of which are the retail landscape and continuing tourist headwinds.  As we navigate these broader industry trends, we remain very confident in our long-term growth initiatives and have a number of strategies in place to drive our business in the second half of 2016.  We continue to focus on the factors we can control, executing our long-term strategy and continuing to grow as a global, multi-channel lifestyle brand.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added: “Looking ahead to the back half of the year, we are taking a prudent approach and updating our guidance accordingly. We remain confident in our long term ability to continue to achieve robust margin expansion, both in 2016 and beyond, based primarily on our ability to scale our foundation, leverage expenses, grow our licensing business and benefit from supply chain enhancements.”

For the first half of 2016 on a GAAP basis, the Company recorded income from continuing operations of $35 million, or $0.28 per diluted share, compared to a loss from continuing operations for the first half of 2015 of $(44) million, or $(0.35) per diluted share. Diluted earnings per share from continuing operations in the first half of 2016 were $0.17, using a normalized tax rate, compared to Adjusted diluted earnings per share of $0.10 in the first half of 2015. Net sales for the first half of 2016 were $594 million, an increase of $58 million, or 10.8%, compared to the first half of 2015. Net sales for the first half of 2016 increased $82 million, or 16.0%, excluding sales for wind-down operations for the first half of 2015. Adjusted EBITDA was $89 million for the first half of 2016, compared to Adjusted EBITDA, excluding wind-down operations of $69 million for the first half of 2015.

SECOND QUARTER RESULTS

Overall Results

Net sales for the second quarter of 2016 were $320 million, an increase of $39 million, or 13.7% compared to the second quarter of 2015. Net sales for the second quarter of 2016 increased $47 million, or 17.2%, excluding sales for wind-down operations for the second quarter of 2015. Second quarter 2016 direct-to-consumer comparable sales growth was 4%, or 1% excluding eCommerce. Comparable sales per square foot for kate spade new york stores were $1,619 for the latest twelve months, compared to $1,611 for the twelve month period ended April 2, 2016.

Gross profit as a percentage of net sales was 59.7% for the second quarter of 2016, compared to 61.0% for the second quarter of 2015. Gross profit as a percentage of net sales was 61.6%, excluding the impact of wind-down operations for the second quarter of 2015.

Selling, general & administrative expenses were $157 million, or 49.0% of net sales in the second quarter of 2016, compared to $154 million, or 54.8% of net sales in the second quarter of 2015. Selling, general & administrative expenses in the second quarter of 2015 were $143 million, or 52.3% of net sales, excluding the results of wind-down operations and expenses associated with streamlining activities.

Income from continuing operations was $25 million, or $0.19 per diluted share in the second quarter of 2016, compared to $9 million, or $0.07 per diluted share, in the second quarter of 2015. Diluted earnings per share from continuing operations in the second quarter of 2016 using a normalized tax rate were $0.11, compared to adjusted diluted earnings per share of $0.08 in the second quarter of 2015.

Segment Highlights

•

Kate Spade North America net sales for the second quarter of 2016 were $271 million, an increase of $36 million, or 15.1% compared to the second quarter of 2015. Net sales for the second quarter of 2016 increased $40 million, or 17.1%, excluding sales for wind-down operations for the second quarter of 2015. Kate Spade North America Segment Adjusted EBITDA was $47 million  (17.5% of net sales) for the second quarter of 2016 compared to $38 million (16.0% of net sales) for the second quarter of 2015. Segment Adjusted EBITDA Excluding Wind-Down Operations was $38 million  (16.6% of adjusted net sales) for the second quarter of 2015.

•

Kate Spade International net sales for the second quarter of 2016 were $43 million, an increase of $3 million, or 6.6% compared to the second quarter of 2015. Net sales for the second quarter of 2016 increased $7 million, or 19.8%, excluding sales for wind-down operations for the second quarter of 2015. Kate Spade International Segment Adjusted EBITDA was $4 million  (9.3% of net sales) for the second quarter of 2016 compared to $3 million (8.4% of net sales) for the second quarter of 2015. Segment Adjusted EBITDA Excluding Wind-Down Operations was $2 million  (6.5% of adjusted net sales) for the second quarter of 2015.

•

Adelington Design Group net sales for the second quarter of 2016 were $5 million, an increase of 4.8% compared to the second quarter of 2015. Adelington Design Group Segment Adjusted EBITDA was $1 million  (18.8% of net sales) for the second quarter of 2016 and was flat ((1.6%) of net sales) for the second quarter of 2015. Segment Adjusted EBITDA Excluding Wind-Down Operations was flat  (5.9% of net sales) for the second quarter of 2015.

Store Count Information

		Q2 2016
	Q1 2016	Net Store Openings	Q2 2016
North America Owned Stores
Specialty	105	3	108
Outlet	64	1	65
Total North America Owned Stores	169	4	173
Average Square Feet (in ‘000s)	382		391

International Owned Stores
Specialty	24	1	25
Outlet	14	-	14
Concessions	53	2	55
Total International Owned Stores	91	3	94
Average Square Feet (in ‘000s)	81		87

Total Owned Store Count	260	7	267
Average Owned Square Feet (in ‘000s)	463		478

Partner Operated Stores	80	7	87
Greater China Joint Venture Stores	41	2	43
Total Partnered Store Count	121	9	130

Total Store Count	381	16	397

Total Licensee Operated Partnered Stores	28	1	29

Total Store Footprint	409	17	426

2016 GUIDANCE

The Company now expects the following:

Net Sales	$1.370B - $1.400B
Adjusted EBITDA *	$242M - $260M
Diluted Earnings Per Share **	$0.63 - $0.70
DTC Comparable Sales Growth	high single-digit to low double-digit growth
Capital Expenditures	$65M - $70M
Planned Net New Store Openings (Company Owned & Partners)	~ 40 - 45
2015 Year End NOL Balance	$739M

*Adjusted EBITDA, as presented in the Company’s 2016 guidance, excludes depreciation and amortization, losses on asset disposals and impairments, non-cash share-based compensation expense, income tax provision (benefit), interest expense, net and unrealized and certain realized foreign currency gains (losses).

** Diluted earnings per share estimated using a normalized tax rate of 40%.

RECONCILIATION FROM ADJUSTED EBITDA TO EPS

	Range
In millions, except per common share data
2016 Adjusted EBITDA *	$242	-	$260
Less: Share-based compensation, net **	33	-	34
Depreciation and amortization, net	52	-	54
Interest expense, net	21	-	21
Pretax income	136	-	151
Provision for income taxes at 40% rate	54	-	60
Income from continuing operations	$82	-	$91
Diluted shares outstanding	130		130
Diluted EPS assuming 40% tax rate	$0.63	-	$0.70

* Adjusted EBITDA includes $(7 – 8) million in Other expense, net related to the Company’s equity in the losses of its equity method investees.

** Included in SG&A, but excluded from Adjusted EBITDA.

CONFERENCE CALL INFORMATION

The Company will host a conference call at 8:30 a.m. Eastern time today to discuss its results for the second quarter 2016. The dial-in number is 1-888-694-4676 with pass code 34730320. The webcast can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the second quarter 2016, to be filed with the Securities and Exchange Commission.

The Company expects to report third quarter 2016 financial results on Wednesday, November 2, 2016.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION AND KEY OPERATING METRICS

The income (loss) from continuing operations for 2016 and 2015 is presented on a GAAP basis and also adjusted by multiplying pretax income (loss) by a normalized tax rate. Adjusted income (loss) from continuing operations and Adjusted EBITDA for the second quarter and first half of 2015 exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs and loss on settlement of note receivable. The adjusted results for 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted measures for such periods represent a more meaningful presentation of its historical operations and financial performance since these measures provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a comparable basis to its 2016 results. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a comparable basis to its 2016 results. References to amounts “on a comparable basis” mean that those amounts exclude the impact of wind-down operations.

The Company determined that the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives in 2015 did not represent a strategic shift in the Company’s operations and therefore did not present these activities as discontinued operations.

The Company evaluates comparable sales productivity based on comparable net sales per average square foot, which is defined as net sales divided by the average of beginning and end of period gross square feet and excludes e-commerce net sales. The Company’s policy regarding its calculation of comparable direct-to-consumer net sales is discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its most recent Annual Report on Form 10-K filed with the SEC on March 1, 2016. The Company presents the above described key operating metrics because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade. The Company’s four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life. The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels. Jack Spade offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design. The Company also owns Adelington Design Group, a private brand jewelry design and development group. Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our plans and expectations for future periods are forward-looking statements under the Private Securities Litigation Reform Act of 1995.  Words such as “intend,” “expect,” “contemplate,” “anticipate,” “believe,” “plan,” “forecast,” “target,” “aim,” “project,” “on track,” “are positioned to,” “estimate,” “may,” “will,” “should” and variations of such words and similar expressions and phrases are intended to identify such forward-looking statements.

You should not place undue reliance on such forward-looking statements, as they are not guarantees of performance or results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are simply estimates reflecting the best judgment of our senior management and involve, and are subject to, a number of risks and uncertainties, many of which are beyond our control and which could cause actual results to differ materially from those suggested by the forward-looking statements. These risks are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2016 and any subsequent quarterly reports on Form 10-Q. All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to us or any person acting on our behalf are qualified by these cautionary statements. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	July 2, 2016	% of	July 4, 2015	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$319,691	100.0%	$281,118	100.0%
Cost of goods sold	128,985	40.3%	109,640	39.0%
Gross Profit	190,706	59.7%	171,478	61.0%
Selling, general & administrative expenses	156,651	49.0%	153,932	54.8%
Operating Income	34,055	10.7%	17,546	6.2%
Other expense, net	(3,093)	(1.0)%	(1,823)	(0.6)%
Interest expense, net	(4,937)	(1.5)%	(5,344)	(1.9)%
Income Before Provision for Income Taxes	26,025	8.1%	10,379	3.7%
Provision for income taxes	1,466	0.5%	1,130	0.4%
Income from Continuing Operations	24,559	7.7%	9,249	3.3%
Discontinued operations, net of income taxes	2,214		(708)
Net Income	$26,773		$8,541

Earnings per Share:
Basic
Income from Continuing Operations	$0.19		$0.07
Net Income	$0.21		$0.07

Diluted
Income from Continuing Operations	$0.19		$0.07
Net Income	$0.21		$0.07

Weighted Average Shares, Basic	128,000		127,663
Weighted Average Shares, Diluted	129,140		128,431

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Six Months Ended		Six Months Ended
	July 2, 2016	% of	July 4, 2015	% of
	(26 Weeks)	Sales	(26 Weeks)	Sales

Net Sales	$594,113	100.0%	$536,434	100.0%
Cost of goods sold	233,926	39.4%	210,229	39.2%
Gross Profit	360,187	60.6%	326,205	60.8%
Selling, general & administrative expenses	308,419	51.9%	345,785	64.5%
Operating Income (Loss)	51,768	8.7%	(19,580)	(3.7)%
Other expense, net	(3,340)	(0.6)%	(3,218)	(0.6)%
Loss on settlement of note receivable	—	—	(9,873)	(1.8)%
Interest expense, net	(9,933)	(1.7)%	(8,708)	(1.6)%
Income (Loss) Before Provision for Income Taxes	38,495	6.5%	(41,379)	(7.7)%
Provision for income taxes	3,020	0.5%	2,931	0.5%
Income (Loss) from Continuing Operations	35,475	6.0%	(44,310)	(8.3)%
Discontinued operations, net of income taxes	2,934		(2,370)
Net Income (Loss)	$38,409		$(46,680)

Earnings per Share:
Basic
Income (Loss) from Continuing Operations	$0.28		$(0.35)
Net Income (Loss)	$0.30		$(0.37)

Diluted
Income (Loss) from Continuing Operations	$0.28		$(0.35)
Net Income (Loss)	$0.30		$(0.37)

Weighted Average Shares, Basic	127,966		127,576
Weighted Average Shares, Diluted (a)	128,888		127,576

(a)

Because the Company incurred a loss from continuing operations for the six months ended July 4, 2015, all potentially dilutive shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	July 2, 2016	July 4, 2015
Assets
Current Assets:
Cash and cash equivalents	$306,536	$231,437
Accounts receivable - trade, net	64,440	65,300
Inventories, net	217,441	188,385
Other current assets	36,169	36,231
Total current assets	624,586	521,353

Property and Equipment, Net	177,978	171,340
Goodwill	56,338	47,841
Intangibles, Net	86,058	87,237
Other Assets	52,129	38,950
Total Assets	$997,089	$866,721

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$3,592	$3,595
Other current liabilities	223,700	236,590
Total current liabilities	227,292	240,185

Long-Term Debt	390,463	393,863
Other Non-Current Liabilities	72,162	68,659
Stockholders’ Equity	307,172	164,014
Total Liabilities and Stockholders’ Equity	$997,089	$866,721

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Six Months Ended
	July 2, 2016	July 4, 2015
	(26 Weeks)	(26 Weeks)
Cash Flows from Operating Activities:
Net income (loss)	$38,409	$(46,680)
Adjustments to arrive at income (loss) from continuing operations	(2,934)	2,370
Income (loss) from continuing operations	35,475	(44,310)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	23,908	24,240
Loss on asset disposals and impairments, including streamlining initiatives, net	844	8,309
Share-based compensation	16,156	12,756
Loss on settlement of note receivable	—	9,873
Foreign currency transaction (gains) losses, net	(5,354)	1,620
Equity losses of equity investees	3,248	2,754
Other, net	(135)	(186)
Changes in assets and liabilities:
Decrease in accounts receivable - trade, net	34,220	23,971
Increase in inventories, net	(20,254)	(39,140)
(Increase) decrease in other current and non-current assets	(1,725)	8,015
(Decrease) increase in accounts payable	(3,841)	14,362
Decrease in accrued expenses and other non-current liabilities	(34,434)	(14,210)
Net change in income tax assets and liabilities	1,834	1,684
Net cash used in operating activities of discontinued operations	(720)	(10,057)
Net cash provided by (used in) operating activities	49,222	(319)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	—	816
Purchases of property and equipment	(25,200)	(28,163)
Proceeds from sales of joint venture interests, net	(2,350)	19,874
Investments in and advances to equity investees	(6,500)	—
Payment for joint venture interest	—	(10,000)
Payments for in-store merchandise shops	(807)	(2,094)
Net proceeds from settlement of note receivable	—	75,128
Purchase of trademarks	(1,200)	—
Other, net	(57)	368
Net cash provided by investing activities of discontinued operations	—	348
Net cash (used in) provided by investing activities	(36,114)	56,277

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	—	2,000
Repayment of borrowings under revolving credit agreement	—	(8,000)
Repayment of Term Loan	(3,000)	(2,000)
Principal payments under capital lease obligations	(250)	(223)
Proceeds from exercise of stock options	258	2,428
Payment of deferred financing fees	(741)	(870)
Net cash used in financing activities	(3,733)	(6,665)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(690)	(1,900)

Net Change in Cash and Cash Equivalents	8,685	47,393
Cash and Cash Equivalents at Beginning of Period	297,851	184,044
Cash and Cash Equivalents at End of Period	$306,536	$231,437

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

Three Months Ended
July 2, 2016
(13 Weeks)

Total Net Sales	$319,691
KATE SPADE North America	271,378
KATE SPADE International	43,417
Adelington Design Group	4,896

Gross Profit	190,706

SG&A	156,651

Operating Income	$34,055

Other expense, net	(3,093)
Interest expense, net	(4,937)
Provision for income taxes	1,466
Income from Continuing Operations	$24,559

Discontinued operations, net of income taxes	2,214

Net Income	$26,773

Basic Earnings per Common Share from Continuing Operations	$0.19
Diluted Earnings per Common Share from Continuing Operations	$0.19

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$26,773
Less: discontinued operations, net of income taxes	(2,214)
Adjustment to provision for income taxes	(9,848)
Adjusted Income from Continuing Operations (a)	$14,711

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.11
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.11

Reconciliation of Adjusted EBITDA:
Operating income, per above	$34,055
Depreciation and amortization and losses on asset disposals, net (c)	12,074
Share-based compensation	8,246
Other expense, net (d)	(721)
Adjusted EBITDA	$53,654

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (e):
KATE SPADE North America	$47,393
KATE SPADE International (f)	4,053
Adelington Design Group	922
Other (g)	1,286
Adjusted EBITDA	$53,654

Adjusted EBITDA Margin
KATE SPADE North America	17.5%
KATE SPADE International (f)	9.3%
Adelington Design Group	18.8%
Kate Spade & Company	16.8%

(a)

Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)	Adjusted diluted earnings per share for the three months ended July 2, 2016 are based on 129,140 shares outstanding.
(c)	Excludes amortization included in Interest expense, net.
(d)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $2,372.
(e)

Segment Adjusted EBITDA excludes depreciation and amortization and losses on asset disposals. The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(f)	Amounts include equity in the losses of equity method investees of $2,007.
(g)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $2,372 and equity in the losses of equity method investees of $2,007.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

					Adjusted Results
		Streamlining		Results of Wind-Down	(Excluding Wind-
	Reported (a)	Initiatives (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Three Months Ended July 4, 2015 (13 Weeks)
Total Net Sales	$281,118		$281,118	$(8,413)	$272,705
KATE SPADE North America	235,730		235,730	(3,944)	231,786
KATE SPADE International	40,718		40,718	(4,469)	36,249
Adelington Design Group	4,670		4,670	—	4,670

Gross Profit	171,478		171,478	(3,624)	167,854

SG&A	153,932	$(7,512)	146,420	(3,718)	142,702

Operating Income	$17,546	$7,512	$25,058	$94	$25,152

Other expense, net	(1,823)	83	(1,740)		(1,740)
Interest expense, net	(5,344)		(5,344)		(5,344)
Provision for income taxes (e)	1,130	6,131	7,261	38	7,299
Income from Continuing Operations	$9,249	$1,464	$10,713	$56	$10,769

Discontinued operations, net of income taxes	(708)

Net Income	$8,541

Basic Earnings per Common Share from Continuing Operations	$0.07		$0.08		$0.08
Diluted Earnings per Common Share from Continuing Operations (f)	$0.07		$0.08		$0.08

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$25,058	$94	$25,152
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			11,228	(184)	11,044
Share-based compensation			6,784		6,784
Other expense, net (h)			(1,774)		(1,774)
Adjusted EBITDA			$41,296	$(90)	$41,206

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (i):
KATE SPADE North America			$37,781	$638	$38,419
KATE SPADE International (j)			3,433	(1,082)	2,351
Adelington Design Group			(77)	354	277
Other (k)			159		159
Adjusted EBITDA			$41,296	$(90)	$41,206

Adjusted EBITDA Margin
KATE SPADE North America			16.0%		16.6%
KATE SPADE International (j)			8.4%		6.5%
Adelington Design Group			(1.6)%		5.9%
Kate Spade & Company			14.7%		15.1%

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $7,121; and (ii) store closure, other brand-exiting and acquisition related costs of $391.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the three months ended July 4, 2015 are based on 128,431 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $(34) and restructuring charges of $83 included in equity in the losses of equity method investees.

(i)

Segment adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income to its reportable segments, other than adjusted equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(j)	Amounts include equity in the adjusted losses of equity method investees of $1,933.
(k)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $(34) and equity in the losses of equity method investees of $2,016.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

Six Months Ended
July 2, 2016
(26 Weeks)

Total Net Sales	$594,113
KATE SPADE North America	490,055
KATE SPADE International	92,300
Adelington Design Group	11,758

Gross Profit	360,187

SG&A	308,419

Operating Income	$51,768

Other expense, net	(3,340)
Interest expense, net	(9,933)
Provision for income taxes	3,020
Income from Continuing Operations	$35,475

Discontinued operations, net of income taxes	2,934

Net Income	$38,409

Basic Earnings per Common Share from Continuing Operations	$0.28
Diluted Earnings per Common Share from Continuing Operations	$0.28

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$38,409
Less: discontinued operations, net of income taxes	(2,934)
Adjustment to provision for income taxes	(13,876)
Adjusted Income from Continuing Operations (a)	$21,599

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.17
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.17

Reconciliation of Adjusted EBITDA:
Operating income, per above	$51,768
Depreciation and amortization and losses on asset disposals, net (c)	23,001
Share-based compensation	16,156
Other expense, net (d)	(2,103)
Adjusted EBITDA	$88,822

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (e):
KATE SPADE North America	$71,980
KATE SPADE International (f)	12,590
Adelington Design Group	3,107
Other (g)	1,145
Adjusted EBITDA	$88,822

Adjusted EBITDA Margin
KATE SPADE North America	14.7%
KATE SPADE International (f)	13.6%
Adelington Design Group	26.4%
Kate Spade & Company	15.0%

(a)Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $0.2 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)Adjusted diluted earnings per share for the six months ended July 2, 2016 are based on 128,888 shares outstanding.

(c)Excludes amortization included in Interest expense, net.

(d)Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $1,237.

(e)Segment Adjusted EBITDA excludes depreciation and amortization and losses on asset disposals. The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(f)Amounts include equity in the losses of equity method investees of $3,248.

(g)Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $1,237 and equity in the losses of equity method investees of $3,248.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

		Streamlining			Adjusted Results
		Initiatives and JV		Results of Wind-Down	(Excluding Wind-
	Reported (a)	Termination Fee (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Six Months Ended July 4, 2015 (26 Weeks)
Total Net Sales	$536,434		$536,434	$(24,098)	$512,336
KATE SPADE North America	431,316		431,316	(12,793)	418,523
KATE SPADE International	93,186		93,186	(9,588)	83,598
Adelington Design Group	11,932		11,932	(1,717)	10,215

Gross Profit	326,205		326,205	(9,868)	316,337

SG&A	345,785	$(52,060)	293,725	(13,577)	280,148

Operating (Loss) Income	$(19,580)	$52,060	$32,480	$3,709	$36,189

Other expense, net	(3,218)	83	(3,135)		(3,135)
Loss on settlement of note receivable	(9,873)	9,873	—		—
Interest expense, net	(8,708)		(8,708)		(8,708)
Provision for income taxes (e)	2,931	5,466	8,397	1,484	9,881
(Loss) Income from Continuing Operations	$(44,310)	$56,550	$12,240	$2,225	$14,465

Discontinued operations, net of income taxes	(2,370)

Net Loss	$(46,680)

Basic Earnings per Common Share from Continuing Operations	$(0.35)		$0.10		$0.11
Diluted Earnings per Common Share from Continuing Operations (f)	$(0.35)		$0.10		$0.11

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$32,480	$3,709	$36,189
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			23,506	(548)	22,958
Share-based compensation, net (h)			12,561		12,561
Other expense, net (i)			(2,668)		(2,668)
Adjusted EBITDA			$65,879	$3,161	$69,040

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (j):
KATE SPADE North America			$55,853	$2,879	$58,732
KATE SPADE International (k)			8,422	359	8,781
Adelington Design Group			1,601	(77)	1,524
Other (l)			3		3
Adjusted EBITDA			$65,879	$3,161	$69,040

Adjusted EBITDA Margin
KATE SPADE North America			12.9%		14.0%
KATE SPADE International (k)			9.0%		10.5%
Adelington Design Group			13.4%		14.9%
Kate Spade & Company			12.3%		13.5%

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $25,995; (ii) store closure, other brand-exiting and acquisition related costs of $65; and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the six months ended July 4, 2015 are based on 128,253 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)	Excludes $0.2 million of share-based compensation expense that was classified as restructuring.
(i)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $467 and restructuring charges of $83 included in equity in the losses of equity method investees.

(j)

Segment adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the six months ended July 4, 2015 to terminate contracts with the Company’s former joint venture partner in China. The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating (loss) income to its reportable segments, other than adjusted equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(k)	Amounts include equity in the adjusted losses of equity method investees of $2,671.
(l)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $467 and equity in the losses of equity method investees of $2,754.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015.

	Three Months Ended
	July 2, 2016	July 4, 2015	Variance
	(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported	$319,691	$281,118	$38,573	13.7%
Less: Net sales for wind-down operations (a)	—	(8,413)
Adjusted Net Sales	$319,691	$272,705	$46,986	17.2%

KATE SPADE North America
Net Sales as reported	$271,378	$235,730	$35,648	15.1%
Less: Net sales for wind-down operations (a)	—	(3,944)
Adjusted Net Sales	$271,378	$231,786	$39,592	17.1%

KATE SPADE International
Net Sales as reported	$43,417	$40,718	$2,699	6.6%
Less: Net sales for wind-down operations (a)	—	(4,469)
Adjusted Net Sales	$43,417	$36,249	$7,168	19.8%

Adelington Design Group
Net Sales as reported	$4,896	$4,670	$226	4.8%
Less: Net sales for wind-down operations (a)	—	—
Adjusted Net Sales	$4,896	$4,670	$226	4.8%

(a)    Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015.

	Six Months Ended
	July 2, 2016	July 4, 2015	Variance
	(26 Weeks)	(26 Weeks)	$	%
Total Company
Net Sales as reported	$594,113	$536,434	$57,679	10.8%
Less: Net sales for wind-down operations (a)	—	(24,098)
Adjusted Net Sales	$594,113	$512,336	$81,777	16.0%

KATE SPADE North America
Net Sales as reported	$490,055	$431,316	$58,739	13.6%
Less: Net sales for wind-down operations (a)	—	(12,793)
Adjusted Net Sales	$490,055	$418,523	$71,532	17.1%

KATE SPADE International
Net Sales as reported (b)	$92,300	$93,186	$(886)	(1.0)%
Less: Net sales for wind-down operations (a)	—	(9,588)
Adjusted Net Sales (b)	$92,300	$83,598	$8,702	10.4%

Adelington Design Group
Net Sales as reported	$11,758	$11,932	$(174)	(1.5)%
Less: Net sales for wind-down operations (a)	—	(1,717)
Adjusted Net Sales	$11,758	$10,215	$1,543	15.1%

(a)    Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)    Includes $6.4 million of net sales for the six months ended July 4, 2015 related to the Hong Kong, Macau and Taiwan territories, which were converted to a joint venture in the first quarter of 2015.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA and (ii) Net Income (Loss).

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
	(13 Weeks)	(13 Weeks)	(26 Weeks)	(26 Weeks)
Reportable Segments Adjusted EBITDA:
KATE SPADE North America	$47,393	$37,781	$71,980	$55,853
KATE SPADE International	4,053	3,433	12,590	8,422
Adelington Design Group	922	(77)	3,107	1,601
Total Reportable Segments Adjusted EBITDA	52,368	41,137	87,677	65,876
Other expense (income) (a)	(1,086)	193	(92)	(464)
Less: Foreign currency adjustments, net	2,372	(34)	1,237	467
Adjusted EBITDA	53,654	41,296	88,822	65,879
Foreign currency transaction adjustments, net	(2,372)	34	(1,237)	(467)
Depreciation and amortization, net (b)	(11,436)	(10,872)	(22,157)	(22,418)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net (c)	(638)	(7,982)	(844)	(27,036)
Joint venture contract termination fee	—	—	—	(26,000)
Share-based compensation (d)	(8,246)	(6,753)	(16,156)	(12,756)
Loss on settlement of note receivable	—	—	—	(9,873)
Interest expense, net	(4,937)	(5,344)	(9,933)	(8,708)
Provision for income taxes	1,466	1,130	3,020	2,931
Discontinued operations, net of income taxes	2,214	(708)	2,934	(2,370)
Net Income (Loss)	$26,773	$8,541	$38,409	$(46,680)

(a)

Amounts do not include equity in the losses of equity method investees of $2,007 and $2,016 for the three months ended July 2, 2016 and July 4, 2015, respectively, and equity in the losses of equity method investees of $3,248 and $2,754 for the six months ended July 2, 2016 and July 4, 2015, respectively.

(b)	Excludes amortization included in Interest expense, net.
(c)	Includes $0.1 million of joint venture restructuring expense included in equity losses for the three and six months ended July 4, 2015.
(d)	Includes share-based compensation expense of $0.2 million for the six months ended July 4, 2015, that was classified as restructuring.